UNITED MOBILE HOMES, INC.

Employment of the President - Samuel A. Landy

AGREEMENT EFFECTIVE January 1, 2005

BY AND BETWEEN:

United Mobile Homes, Inc., a New Jersey

Corporation (“Corporation”)

AND:

Samuel A. Landy (“Employee”)

Corporation desires to employ Employee in the business of the Corporation and Employee desires to be so employed.  The parties agree as follows:

1.

Employment.

Corporation agrees to employ Employee and Employee agrees to be employed in the capacity of President for a term of three (3) years effective January 1, 2005 and terminating December 31, 2008.

2.

Time and Efforts.

Employee shall diligently and conscientiously devote his time and attention and put his best efforts to the discharge of his duties as President of the Corporation.

3.

Board of Directors.

Employee should at all times discharge his duties in consultation with and under the supervision of the Board of Directors of the Corporation.  In the performance of his duties, Employee shall make his principal office in such place as the Board of Directors of the Corporation and Employee from time to time to agree.

4.

Compensation.

A.

First year.  During the Corporation’s fiscal year beginning January 1, 2005

Corporation shall pay to the Employee as compensation for his services the sum of $329,922, which shall be paid in equal bi-weekly installments.

B.

Second year.  During the Corporation’s fiscal year beginning January 1, 2006

Corporation shall pay to the Employee as compensation for his services the sum of $346,418, which shall be paid in bi-weekly installments.

C.

Third year.  During the Corporation’s fiscal year beginning January 1, 2007

Corporation shall pay to the Employee as compensation for his services the sum of $363,739, which shall be paid in bi-weekly installments.

Employment Agreement

Thereafter the term of this Employment Agreement shall be automatically renewed and extended for successive one-year periods except that either party may, at least ninety (90) days prior to such expiration date or any anniversary thereof, give written notice to the party electing that this

Employment Agreement not be renewed or extended, in which event this

Employment Agreement shall expire as of the expiration date, respectively.

In the event a merger of the Company, sale or change of control, Employee shall have the right to extend and renew this Employment Agreement so that the expiration date will be three years from the date of merger, sale or change of control.

D.

Bonuses shall be paid at the discretion of the Board of Directors.  The following guidelines are agreed to:

1.

The maximum bonus will be 21% of base salary.  A 7% per year bonus will be paid by meeting any of the following goals.

2.

Performance will be measured by achieving one or more of the following:

a.

FFO per share to increase 5% per year. Income to be calculated based on ordinary park operation including sales of homes after tax income.  Extraordinary one time items not to be included for performance purposes.  Any increase or decrease in the number of shares is to be adjusted so that the determination is based on a constant number of shares

b.

There shall be a minimum of 175 new home sales per year.

c.

Occupancy to increase 25 units per year.  Not including any increased occupancy occurring through acquisitions

The bonus of 21% of base salary will be paid 1/3 for each net goal met.

                     The payment of any bonus under this plan does not exclude the payment of any other bonuses including the stock option bonus referred to below:

Employment Agreement

3.

Stock option bonus:  The Employee shall receive the Option to purchase

50,000 shares of stock at market price or the price required by law each year unless grant of the option exceeds the number of shares allowed by the option plan.  Said options expire 8 years after the date of the grant.

5.  Expenses.

Corporation will reimburse the Employees for reasonable and necessary expenses by him and carrying out his duties under this agreement.  Employee shall present to the

Corporation from time-to-time, an itemized account of such expenses in such forms as may be required by the Corporation.

6.  Automobiles.

In recognition of Employee’s need for an automobile for business purposes, the

Corporation will provide the Employee with an automobile including maintenance,

repairs, insurance, and all costs incident thereto, all comparable to those presently provided to Employee by the Corporation.

7.

Indemnity and Attorney Fees.

The Corporation agrees to indemnify the Employee from any and all lawsuits filed directly against the Employee in either his capacity as Employee or as a Director of the Corporation.  The Corporation will pay all attorney fees and costs to defend the

Employee from any such lawsuits.

8.

Vacation.

Employee shall be entitled to take four (4) paid weeks vacation per year.

9.

Disability Services.

The Corporation will pay Employee an amount equal to the premium for the

Employee’s purchase of disability insurance.  Additionally, Employee is entitled to one year’s severance pay if the severance is a result of action by the Board.  Employee is not entitled to both at the same time.

Employment Agreement

10.

Life Death Benefits.

The corporation shall directly pay up $1,600 per year for the life insurance policy owned by the Samuel Landy Family Ltd. Partnership.

11.

401-K Plan.

The Corporation will continue to provide a 401-K Plan, which the Employee can

Contribute to at his option.

12.

Change of More than Three Corporate Directors.

In the event a change of more than three (3) Directors of the Corporation during the term of this Contract, then Samuel A. Landy, shall have the option to cancel this Contract at any time after the change of more than three (3) Directors.  Notice of intent to cancel this Contract shall be sent by Samuel A. Landy to each Board member of the Corporation and shall be effective thirty (30) days after the mailing.

13. Notices.

All notices required or permitted to be given under this agreement shall be given by certified mail, return receipt requested to the parties at the following addresses or such other addresses as either may designate in writing to the other party;

Corporation:  United Mobile Homes, Inc.

                       3499 route 9 North, Suite 3-C

           Freehold, NJ 07728

Employee:      Samuel A. Landy

124 Federal Road

Monroe Township, NJ 08831

14.

Governing Law.

This Agreement shall be construed and governed in accordance with the laws of the

State of New Jersey.

Employment Agreement

15.

Entire Contract.

This Agreement constitutes the entire understanding and agreement between the

Corporate and Employee with regard to all matters herein.  There are no other

Agreements, conditions or representatives oral or written express or implied with regard thereto.  This Agreement may be amended only in writing and signed by both parties hereto.

Employment Agreement

IN WITNESS WHEREAS, Corporation has its appropriate officers signed and

Affixed its seal and Employee has signed and sealed this Agreement.

UNITED MOBILE HOMES, INC.

(SEAL)

BY:_/s/Richard_Molke______

      Richard Molke

      Compensation Committee

BY:/s/Samuel A. Landy______

     Samuel A. Landy, Employee

BY:/s/Eugene Rothenberg____

     Eugene Rothenberg

     Compensation Committee